UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
________________________

September 16, 2009
Date of Report (Date of earliest event reported)

CORNERSTONE REALTY FUND, LLC
(Exact name of registrant as specified in its charter)

California	000-51868	33-0827161
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street., Suite 400
Irvine, California 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01  Change in Registrant’s Certifying Accountant

BDO Seidman, LLP, the registrant’s independent registered public accounting firm, was dismissed on September 16, 2009.  The reports of BDO Seidman, LLP on the registrant’s financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.  During the registrant’s two most recent fiscal years and the subsequent interim period preceding such dismissal, there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report.  During the same period, there have been no reportable events, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On September 22, 2009, the registrant engaged Deloitte & Touche LLP as its new independent registered public accounting firm.  The decision to change accountants was approved by the Financial Oversight Committee of the managing member of the registrant.

During the registrant’s two most recent fiscal years through the date of this filing, the registrant did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The registrant has provided BDO Seidman, LLP with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission and requested BDO Seidman, LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements above.  A copy of the letter from BDO Seidman, LLP to the Securities and Exchange Commission, dated September 21, 2009, is attached as Exhibit 16.1 to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE REALTY FUND, LLC

By:	/s/ SHARON C. KAISER
Sharon Kaiser, Chief Financial Officer

Dated:  September 22, 2009